PROSPECTUS Dated                        Pricing Supplement No. 87
April 1, 1998                           Effective January 31, 2000

                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement

                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES

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                Interest Rate Per Annum

                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over

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01/31/2000       5.36%             5.56%             5.76%